Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Warrant No. ________

WARRANT

KAZIA THERAPEUTICS LIMITED

Initial Exercise Date: April ___, 2024

THIS WARRANT TO PURCHASE FULLY PAID ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, Alumni Capital LP or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after April ____, 2024 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the three (3) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Kazia Therapeutics Limited, a public company limited by shares incorporated under the laws of Australia (the “Company”), the Company’s fully paid ordinary shares, no par value (“Ordinary Shares”), represented by American Depositary Shares (“ADSs”), with each ADS representing ten (10) Ordinary Shares, in the amounts and the price per share as set forth in Section 2.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Purchase Agreement (the “Purchase Agreement”) dated as of April 19, 2024, by and between the Company and the Holder.

For purposes of this Warrant, the following terms shall have the following meanings:

“ADS Depositary” means shall mean The Bank of New York Mellon and any successor ADS depositary of the Company.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Approved Equity Plan” means any employee benefit plan or agreement which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Ordinary Shares, ADSs, and Options may be issued to any employee, officer, consultant, or director for services provided to the Company in their capacity as such.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Convertible Securities” means any stock, shares, or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares or ADSs.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Excluded Securities” means (i) securities issuable pursuant to the Purchase Agreement or this Warrant; (ii) securities issued upon the conversion or exercise of any Option or Convertible Security which is outstanding as of the Execution Date; (iii) Ordinary Shares or ADSs issuable upon a share split, share dividend, or any subdivision of shares of Ordinary Shares or ADSs approved by the Company’s shareholders; and (iv) Ordinary Shares or ADSs (or Options, Convertible Securities, or other rights to purchase such Ordinary Shares or ADSs) issued or issuable to employees or directors of, or consultants providing bona fide services to, the Company pursuant to an Approved Equity Plan (as defined above) provided that all such issuances (taking into account the Ordinary Shares or ADSs issuable upon exercise of such Options or Convertible Securities) after the date hereof pursuant to this clause (iv) do not, in the aggregate, exceed 10% of either the Ordinary Shares or the ADSs issued and outstanding.

“Exercise Date” means each date on which the Holder elects to exercise this Warrant, in whole or in part.

“Exercise Value” means the number of ADSs received upon an exercise of this Warrant multiplied by the Exercise Price applicable to such exercise.

“Market Price” means the highest traded price of the ADSs during the twenty (20) Trading Days prior to the date of the respective Notice of Exercise.

“Options” means any rights, warrants, or options to subscribe for, purchase, or otherwise acquire Ordinary Shares, ADSs, or Convertible Securities.

“Share Equivalents” shall mean any securities of the Company entitling the holder thereof to acquire at any time Ordinary Shares represented by ADSs, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares represented by ADSs.

“Trading Day” means a day on which the ADSs are traded on the Trading Market; provided, however, that if the ADSs are not listed or quoted on the Trading Market, then Trading Day shall mean any day except Saturday, Sunday, and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Delaware are authorized or required by law or other government action to close.

“Trading Market” means any of the following markets or exchanges on which the ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Markets QB Tier (or any successors to any of the foregoing).

“Warrant ADSs” means the ADSs issuable upon exercise of this Warrant.

“Warrant Shares” means the Ordinary Shares underlying the Warrant ADSs.

Section 2. Exercise.

a) Exercise of Warrants. Exercise of the purchase rights for Warrant ADSs represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed notice of exercise in the form annexed hereto as Exhibit A (a “Notice of Exercise”), which may be delivered in a .PDF format via electronic mail pursuant to the notice provisions set forth in the Purchase Agreement. Within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company (or within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day), the Company shall have received payment of the aggregate Exercise Price of the Warrant ADSs thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(c) below (if available). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Company shall be entitled to conclusively assume the genuineness of any signature on any Notice of Exercise delivered to the Company pursuant to this Section 2(a), the legal capacity and competency of all natural persons signing any Notice of Exercise so delivered, the authenticity of any Notice of Exercise so delivered, the conformity to an authentic original of any Notice of Exercise so delivered as certified, authenticated, conformed, photostatic, facsimile, or electronic and the authenticity of the original of such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. The Holder and the Company shall maintain records showing the number of Warrant

ADSs purchased and the date of such purchases, and the Company shall be entitled to conclusively assume that its records of the number of Warrant ADSs purchased and the date of such purchases are accurate, absent actual notice to the contrary. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice.

b) Number of Warrant ADSs. Subject to the terms and conditions set forth herein, the Holder shall have the right to purchase from the Company a number of Warrant ADSs equal to (i) five percent (5%) of the Commitment Amount, less the Exercise Value of all partial exercises of this Warrant in accordance with Section 2(a) prior to the Exercise Date, divided by (ii) the Exercise Price on the Exercise Date.

c) Exercise Price. The exercise price per Warrant ADS shall be calculated by dividing $6,000,000 (the “Valuation”) by the total number of outstanding Ordinary Shares as of the Exercise Date (the “Exercise Price”) multiplied by the then-current ADS to Ordinary Share ratio pursuant to the ADS Deposit Agreement.

d) Cashless Exercise. If at any time after the six month anniversary of the date of the Purchase Agreement, there is no effective Registration Statement registering, or no current prospectus available for, the resale by the Holder of the Warrant ADSs, then, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the Market Price;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =

the number of Warrant ADSs that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Assuming (i) the Holder is not an Affiliate of the Company, and (ii) all of the applicable conditions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) with respect to Holder and the Warrant ADSs are met, including that at least one year has elapsed since the date of this Warrant, in the case of such a cashless exercise, the Company agrees that the Company will use its reasonable best efforts to cause the removal of the legend from such Warrant ADSs (including by delivering an opinion of the Company’s counsel to the Company’s transfer agent and/or the ADS Depositary at its own expense to ensure the foregoing), and the Company agrees that the Holder is under no obligation to sell the Warrant ADSs issuable upon the exercise of the Warrant prior to removing the legend. The Company expressly acknowledges that Rule 144(d)(3)(ii), as currently in effect, provides that Warrant ADSs issued solely upon a cashless exercise shall be deemed to have been acquired at the same time as the Warrant. The Company agrees not to take any position contrary to this Section 2(c). The removal of legends shall be subject to the Holder delivering customary documentation for the removal of legends to the Company, its outside counsel, the Transfer Agent and the ADS Depositary in form satisfactory to each, including, without limitation, a customary letter representing the facts necessary to support removal of the legend under Rule 144. The Company shall pay all costs associated with any such required opinions, and counsel to the Company shall provide all opinions with respect to any resales pursuant to Rule 144 or otherwise at the sole cost of the Company, and the Company shall provide confirmation to the Transfer Agent that all such opinions are acceptable. If counsel to the Company fails to provide a legal opinion reasonably satisfactory to the Company in accordance with this Section, the Holder shall have the right to provide an opinion of counsel selected by the Holder, the cost of which shall be borne by the Company.

e) Mechanics of Exercise.

i. Delivery of Warrant ADSs Upon Exercise. On the delivery of an effective Exercise Notice and the receipt of documentation from the Holder satisfactory to the Company, its outside legal counsel, the Transfer Agent and the ADS Depositary, the Company shall instruct the ADS Depositary to transmit the Warrant ADSs purchased hereunder to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) the legend has been properly removed from the Warrant, (B) the Holder presents evidence that the Warrant ADSs have been resold pursuant to the Registration Statement or (C) the exercise of the Warrant is a cashless exercise pursuant to Section 2(d) of this Warrant. Otherwise, delivery will be made by a book-entry statement evidencing that the applicable Warrant ADSs have been issued to the Holder or its designee, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise, subject to a legend restricting reoffer and resale of the Warrant ADSs. In either case, delivery will be made, by the date that is two (2) Trading Days after the later of (A) the delivery to the Company of the Notice of Exercise provided that such Notice of Exercise is received by 12 p.m. EST and three (3) Trading Days for any Notice of Exercise received after 12 p.m. EST, and (B) the Company’s receipt of payment of the aggregate Exercise Price of the Warrant ADSs thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(d) (such date, the “Warrant ADS Delivery Date”). The Warrant ADSs shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such ADSs for all purposes, as of the date the Warrant ADSs have been issued to the Holder. Until the Warrant ADSs have been issued to the Holder, the Ordinary Shares to be represented by the Warrant ADSs shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Ordinary Shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted). Notwithstanding the foregoing, if, for any reason, the Warrant ADSs subject to a Notice of Exercise are not delivered to the Holder by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Holder fails to make payment of the aggregate Exercise Price of the Warrant ADSs pursuant to a Notice of Exercise within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company (or within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day) by wire transfer or cashier’s check drawn on a United States bank, then the Company will have the right to rescind such exercise, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(d). If the Company fails to cause the ADS Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 2(e)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the ADS Depositary to deliver to the Holder the Warrant ADSs in accordance with the provisions of Section 2(e)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including reasonable and customary brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant ADSs for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs upon exercise of the Warrant as required pursuant to the terms hereof; provided that the ADS Depositary may close its books to deposits of shares for issuance of ADSs at its discretion in accordance with the terms of the ADS Deposit Agreement.

v. No Fractional Shares or Scrip. No fractional ADSs or scrip representing fractional ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS.

vi. Charges, Taxes, and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all fees charged by the ADS Depositary.

vii. Closing of Books. The Company will not close its Ordinary Share books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

f) Holder’s Exercise Limitations.

i. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 2(f), the foregoing sentence, the number of ADSs beneficially owned by the Holder and its Affiliates shall include the number of ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the

Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are in non-compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(f), in determining the number of outstanding ADSs, a Holder may rely on the number of outstanding ADSs as reflected in (A) the Company’s most recent Annual Report on Form 20-F, Report of Foreign Private Issuer on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the ADS Depositary setting forth the number of ADSs outstanding. Upon the written request of a Holder (which, for clarity, includes electronic mail), the Company shall within two Trading Days confirm orally and in writing to the Holder the number of ADSs then outstanding. In any case, the number of outstanding ADSs shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding ADSs was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of ADSs outstanding immediately after giving effect to the issuance of ADSs issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of ADSs outstanding immediately after giving effect to the issuance of ADSs upon exercise of this Warrant held by the Holder and the provisions of this Section 2(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

ii. To the extent the exercise of any portion of this Warrant requires the Company to receive the approval of the Company’s shareholders pursuant to NASDAQ Capital Market Listing Rules or the securities laws of any other applicable jurisdiction (including but not limited to Chapter 6 of the Corporations Act), the Company shall not effect such exercise of this Warrant, and a Holder shall not have the right to exercise any such portion of this Warrant, pursuant to Section 2 or otherwise, unless and until such approval has been received by the Company.

Section 3. Certain Adjustments.

a) Shares Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on Ordinary Shares or ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the

Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of Ordinary Shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of Ordinary Shares or ADSs, as applicable or (iv) issues by reclassification of Ordinary Shares or ADSs any shares in the share capital of the Company, as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury Ordinary Shares or ADSs, if any) outstanding immediately before such event and of which the denominator shall be the number of ADSs outstanding immediately after such event, and the number of Warrant ADSs issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of holders of Ordinary Shares or ADSs, as applicable, to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Number of Warrant ADSs. Simultaneously with any adjustment to the Exercise Price pursuant to Section 3(a), the number of Warrant ADSs that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant ADSs shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than for the purpose of changing the Company’s name and/or the jurisdiction of incorporation of the Company or a holding company for the Company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares or ADSs are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares or 50% or more of the voting power of the entire share capital of the Company (including any Ordinary Shares underlying the ADSs, as applicable), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization, or recapitalization of Ordinary Shares or ADSs or any compulsory exchange pursuant to which the Ordinary Shares or ADSs are effectively converted into or exchanged for other securities, cash, or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement, buy-back, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares or ADSs (not including any Ordinary Shares or ADSs held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, the Company shall cause any successor entity in a

Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

d) Holder’s Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities. In addition to, and not in limitation of, the other provisions of this Section 3, excluding any Excluded Securities issued after the Closing Date, the Company in any manner issues or sells or enters into any agreement to issue or sell Options or Convertible Securities that contain terms, such as conversion rate or price adjustments, that offset, in whole or in part, declines in the market value of the Company’s ADSs occurring prior to conversion or exchange (other than terms that adjust for share splits, share combinations, share dividends, or other Company-initiated changes in its capitalizations) (each of the formulations for such adjustments being herein referred to as, the “Variable Price”, and any such securities, “Variable Price Securities”), the Company shall provide written notice thereof via .PDF format via electronic mail pursuant to the notice provisions of the Purchase Agreement to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion, to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Notice of Exercise delivered upon any exercise of this Warrant that, solely for purposes of such exercise, the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder’s election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of ADSs or Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of ADSs or Ordinary Shares (excluding treasury ADSs or Ordinary Shares, if any, as applicable) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail or deliver via electronic mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares or ADSs are converted into other securities, cash, or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, or warrants, or if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights, or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares or ADSs of record shall be entitled to exchange their Ordinary Shares or ADSs for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued, subject to any applicable restrictive legends on the Warrants or Warrant ADSs.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. Subject to any limitations imposed by applicable law and the representations and warranties of the Holder as set out in Section 5, this Warrant may be offered for sale, sold, transferred, or assigned without the consent of the Company.

Section 5. Representations and warranties by the Holder.

a) The Holder, by the acceptance hereof, represents and warrants to the Company that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act; provided, however, that the Investor reserves the right to dispose of the Purchase Agreement Securities at any time in accordance with federal and state securities laws and the applicable securities laws of any jurisdiction relevant to such disposition and subject to compliance with the terms of this Agreement.

b) The Holder, by acceptance hereof, further represents and warrants to the Company that:

c) it is acquiring the Warrant, and upon any exercise hereof, will acquire the Warrant ADSs issuable upon any exercise thereof in compliance with the Foreign Acquisitions and Takeovers Act 1975 (Cth) and Foreign Acquisitions and Takeovers Regulation 2015 (Cth) and will not be required to give notice to the Treasurer of the Commonwealth of Australia under such laws and regulations; and

d) it is a “sophisticated investor” or a “professional investor” pursuant to section 708(8) or section 708(11) of the Corporations Act respectively, otherwise exempted from the disclosure requirements under Chapter 6D of the Corporations Act or is a person outside Australia to whom an offer of securities can be made in accordance with the applicable laws of the jurisdiction in which the Holder is situated or subject to without a prospectus disclosure;

e) it is not a “related party” (as that term is not defined in the Corporations Act);

f) it acknowledges that the Company is issuing the Warrant and Warrant ADSs for the purpose of raising capital for the Company and not for the purpose of the Holder selling or transferring such Warrant, or selling or transferring, granting, issuing or transferring interests in, or options or warrants over the Warrant ADSs. Rather, it is the Company’s preference that the Holder acquires the such Warrant and/or Warrant ADSs and remain medium to long term holders of such Securities; and

g) its present intention is to be a holder of the Warrant and Warrant ADSs for a minimum period of at least 12 months after the issuance of those securities. This confirmation is understood to be a statement by the Holder of its present intention only and not an undertaking not to sell, particularly where the Holder’s investment objectives or market conditions change.

Section 6. Miscellaneous.

a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(a).

b) Loss, Theft, Destruction, or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant or any ADS certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or ADS certificate, if mutilated, the Company will make and deliver a new Warrant or ADS certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or ADS certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Ordinary Shares. The Company covenants that, during the period the Warrant is outstanding, all corporate authorizations will be procured to issue a sufficient number of Ordinary Shares to provide for the issuance of the Warrant ADSs upon the exercise of any purchase rights under this Warrant (the “Required Reserve Amount”). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Ordinary Shares underlying the Warrant ADSs upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs representing such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs may be listed. The Company covenants that all Warrant Shares underlying the Warrant ADSs which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid, and nonassessable (meaning, for the purposes of this Warrant, that holders of such securities, having fully paid all amounts due on the issuance of such securities, are under no personal liability under the Corporations Act to contribute to the assets and liabilities of the Company on a winding up of the Company or subject to any call for payment of further capital in their capacity solely as holders of securities) and free from all taxes, liens, and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e) ADS Depositary Instructions. The Company covenants and agrees that it will, at all times during the period the Warrant is outstanding, maintain a duly qualified independent ADS Depositary. Subject to Section 5(g), the Company warrants that it will not direct its ADS Depositary not to transfer or delay, impair, and/or hinder its ADS Depositary in transferring (or issuing and delivering)(electronically or in certificated form) any certificate or book-entry statement for Warrant ADSs to be issued to the Holder upon exercise of or otherwise pursuant to this Warrant as and when required by this Warrant and the Purchase Agreement (provided, however, that the ADS Depositary shall not be required to remove restrictive legends from the Warrant ADSs if it has not received customary and reasonable documentation with respect to such removal to its satisfaction). Nothing in this Section shall affect in any way the Holder’s obligations to comply with all applicable prospectus delivery requirements, if any, upon resale of the Warrant ADSs. As a condition to any resale of the Warrant ADSs, (x) the Company, the ADS Depositary or the Transfer Agent may require an opinion of the Company’s legal counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, its legal counsel, the ADS Depositary, and the Transfer Agent to the effect that such resale has been registered under the Securities Act pursuant to the Registration Statement or does not require registration under the Securities Act pursuant to an available exemption therefrom, and (y) the Investor shall provide to the Company, its legal counsel, the ADS Depositary, and the Transfer Agent such representations by the Investor and/or the broker executing such resale or other documentation required by the Company, its legal counsel, the ADS Depositary, and the Transfer Agent in support of such opinion. If the Company fails to cause its legal counsel to provide the legal opinion described in the immediately preceding sentence in connection with a resale effected pursuant to an exemption from registration under the Securities Act (including Section 4(a)(1) of the Securities Act and the Rule 144 safe harbor thereunder) and if permitted by the ADS Depositary and the Transfer Agent, the Investor shall have the right to provide an opinion of a legal counsel selected by the Investor, which opinion shall be in form and substance satisfactory to the Company (together with any representations by the Investor and/or the broker executing such resale or other documentation required by the Company, the ADS Depositary, and the Transfer Agent in support of such opinion), the cost of which shall be borne by the Company. The Company shall also pay all costs associated with any opinions delivered by its legal counsel. If the Company or a Holder provides such an opinion and such sale or transfer is effected, the Company shall permit the transfer, and, in the case of the Warrant ADSs, promptly instruct its ADS Depositary to issue and deliver one or more certificates or book-entry statements, free from restrictive legend, in such name and in such denominations as specified by the Holder with respect to such Warrant ADSs. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(e) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

f) Disputes regarding Number of Warrant ADSs or Exercise Price.

i. In the case of a dispute relating to the Number of Warrant ADSs or the Exercise Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other Party via facsimile or electronic mail within five (5) Business Days after the Party learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Number of Warrant ADSs or the Exercise Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company and the Holder may select an independent, reputable investment bank as mutually agreed upon to resolve such dispute. If the Parties cannot agree upon such an investment bank within ten (10) Business Days of the date of the initial notice, the Parties shall submit the dispute to to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware pursuant to Section 5(q).

ii. The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the above and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was selected (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the Party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

iii. The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne by the losing Party, and such investment bank’s resolution of such dispute shall be final and binding upon all Parties. The terms of this Agreement and each other applicable Transaction Document and the Required Dispute Documentation shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Agreement and any other applicable Transaction Documents.

iv. Both the Company and the Holder expressly acknowledge and agree that (i) this Section 6(f) constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 5701, et seq. of the Delaware Code Title 10 with respect to the dispute described in Section 6(f)(i) and that both the Company and the Holder are authorized to apply for an order to compel arbitration pursuant to Delaware Code Title 10 § 5703 in order to compel compliance with this Section 6(f).

g) Restrictions.

i. The Holder acknowledges that, unless the conditions of the issuance of unrestricted Warrant ADSs have been satisfied, the Warrant ADSs acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws. The certificate(s) or book-entry statement(s) representing any Warrant ADSs issued pursuant to this Warrant, except as set forth below, may bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of any such Warrant ADSs):

THE ORDINARY SHARES UNDERLYING THE SECURITIES

REPRESENTED HEREBY HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

“ACT”), OR UNDER THE SECURITIES LAWS OF ANY

OTHER JURISDICTIONS. AS A RESULT THESE SECURITIES

(INCLUDING THE ORDINARY SHARES UNDERLYING SUCH SECURITIES) MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM).

ii. Upon the written request by the Holder to the Company if, at the time of such request, the Investor (i) is not, and has not been during the preceding three months, an Affiliate of the Company, (ii) has held the applicable Purchase Agreement Securities subject to such request for at least one year as determined in accordance with Rule 144, (iii) all of the other requirements of Rule 144 for the resale of the Warrant ADSs subject to such request are satisfied and (iv) concurrently with such request, the Holder delivers to the Company, its counsel, the Transfer Agent, and the ADS Depositary a customary written certification that the requirements set forth in the foregoing clauses (i) through (iii) are accurate, the Company shall, no later than one (1) Trading Day following the delivery by the Holder to the Transfer Agent and/or ADS Depositary, as applicable, of one or more legended certificates or book-entry statements representing any Warrant ADSs subject to such request, together with such other documentation from the Holder and its designated broker-dealer as the Transfer Agent and/or ADS Depositary, as applicable, deem reasonably necessary and appropriate, authorize the Transfer Agent and/or ADS Depositary, as applicable, to remove the Securities Act restrictive legend (and any stop transfer instructions placed against transfer thereof) contemplated by Section 5(g)(i) affixed to the Warrant ADSs (as applicable) subject to such request. At the times the Company authorizes the removal of the Securities Act restrictive legends on the Warrant ADSs subject to such request (and any stop transfer instructions placed against transfer thereof) pursuant to this Section 5(g)(ii), the Company shall, at its sole expense, use its commercially reasonable efforts to cause its legal counsel to issue to the Transfer Agent and/or ADS Depositary, as applicable, a legal opinion or direction letter authorizing the Transfer Agent and/or ADS Depositary, as applicable, to remove the Securities Act restrictive legends contemplated by Section 5(g)(i) on the Warrant ADSs (as applicable) subject to such request (which legal opinion or direction letter may be delivered to the Transfer Agent and/or ADS Depositary, as applicable, in advance setting forth the conditions to the removal of such legends). The Company shall be responsible for the fees of its Transfer Agent and ADS Depositary and the Company’s legal counsel associated with any such legend removals. If counsel to the Company fails to provide a legal opinion reasonably satisfactory to the Transfer Agent and/or ADS Depositary, as applicable, in accordance with this Section, the Holder shall have the right to provide an opinion of counsel selected by the Holder, the cost of which shall be borne by the Company. The Holder further understands and agrees that (i) the Warrant ADSs will be subject to secondary trading restrictions under the Corporations Act (ii) the Company does not represent or warrant, has not represented or warranted (either express or implied), at any time, that the Company has or will satisfy the criteria required under the Corporations Act to permit the Holder to transfer and on-sell the Warrant ADSs and the Ordinary Shares underlying those Warrant ADSs without restriction following the issuance of such securities; and (iii) the Company is under no obligation under this Agreement or otherwise to take any action to enable the Holder to transfer or sell the Warrant ADSs or Ordinary Shares underlying the Warrant ADSs.

h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers, or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i) Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant, without the necessity of showing economic loss and without any bond or other security being required. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

m) Amendment. This Warrant (other than Section 2(f)) may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

n) Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

o) Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

p) Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth in the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

q) Jurisdiction and Venue. Each party hereby irrevocably submits that any dispute, controversy or claim arising out of or relating to this Warrant, shall be submitted to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT. The parties agree that all dispute resolution proceedings in accordance with this Section 5(q) may be conducted in a virtual setting.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Initial Exercise Date.

KAZIA THERAPEUTICS LIMITED

By:
Name: John E. Friend II
Title: Chief Executive Officer

Warrant Signature Page

EXHIBIT A

NOTICE OF EXERCISE

TO:	KAZIA THERAPEUTICS LIMITED

THE BANK OF NEW YORK MELLON

(1) The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted, the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please register and issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

The Warrant ADSs shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

A-1

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:	,

Holder’s Signature:

Holder’s Address:

B-1